Exhibit 99.4

CONSENT OF DIRECTOR DESIGNEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of SecureWorks Holding Corporation, and any amendments or supplements thereto, including the prospectus contained therein, as an individual to become a director of SecureWorks Holding Corporation, to all references to me in connection therewith and to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ William R. McDermott
Name:	William R. McDermott
Date:	July 17, 2015